UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2010

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2010, Karen J. Willem, Chief Financial Officer of Openwave Systems, informed Openwave Systems that she was resigning as the Chief Financial Officer and as an employee of Openwave Systems, effective as of the close of business on March 31, 2010.

Effective April 1, 2010, Anne Brennan, Openwave Systems’s Vice President, Head of Finance, will become Openwave Systems’s Chief Financial Officer (Principal Financial and Accounting Officer).

Ms. Brennan, age 44, is Openwave Systems’s Vice President, Head of Finance. Ms. Brennan has served with Openwave since July 2001, initially as the controller of Openwave Systems (Europe) Ltd, a subsidiary of Openwave, until February 2005, following which she has served as Openwave’s Director of Corporate Financial Planning and Analysis, its Vice President – Financial Planning and Analysis, its Interim Chief Financial Officer, and most recently as its Vice President, Head of Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ BRUCE K. POSEY
Name:	Bruce K. Posey
Title:	General Counsel

Dated: March 2, 2010